PROMISSORY NOTE

USD 23,500

December 28, 2007

         FOR VALUE RECEIVED, UOMO Media, Inc. (“Borrower”), a corporation organized under the laws of Nevada, promises to pay to Jueane Thiessen (“Lender”) of Toronto, Ontario, Canada, at the Lender’s address at the time of repayment, the principal sum of Twenty-Three Thousand, Five Hundred Dollars (USD $23,500) in the lawful currency of the United States, upon the terms and conditions specified below.

         1.     TERM AND AMORTIZATION. The principal balance of this Note shall be due and payable on demand by the Lender.

         2.     RATE OF INTEREST. No interest shall accrue on this Note.

         3.     PREPAYMENT. Prepayment of principal and interest may be made at any time, without penalty.

         4.     NOTE DUE AND PAYABLE. The entire unpaid principal sum under this Note shall become immediately due and payable upon the insolvency of the Borrower, the commission of an act of bankruptcy by the Borrower, the execution by the Borrower of a general assignment for the benefit of creditors, or the filing by or against the Borrower of a petition in bankruptcy or a petition for relief under the provisions of any bankruptcy, insolvency, company creditors’ arrangement, similar statute, or any other statute applicable to the relief of debtors, of the United States, Canada, or any other jurisdiction, and the continuation of such petition without dismissal for a period of 90 days or more.

         5.     WAIVER. No previous waiver and no failure or delay by the Lender or the Borrower in acting with respect to the terms of this Note shall constitute a waiver of any breach, default, or failure of condition under this Note or the obligations secured thereby. A waiver or modification of any term of this Note or of any of the obligations secured thereby must be made in writing and signed by a duly authorized officer of the Lender and shall be limited to the express terms of such waiver.

         The Borrower hereby expressly waives presentment and demand for payment at such time as any payments are due under this Note.

         6.     CONFLICTING AGREEMENTS. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

         7.     GOVERNING LAW. This Note shall be construed in accordance with the laws of the Province of Ontario, Canada and the laws of Canada applicable therein, and the parties stipulate to the personal jurisdiction of the courts of the Province of Ontario.

Borrower:

UOMO MEDIA INC.

Authorized signature:

/s/ Camara Alford

Camara Alford

Chief Executive Officer & Chairman